EXHIBIT 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                       NEW ALLIED DEVELOPMENT CORPORATION


                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----

     The name of this corporation is NEW ALLIED DEVELOPMENT CORPORATION.

                                   ARTICLE II
                                   ----------

                                    DURATION
                                    --------

     The duration of this corporation is to be perpetual.

                                   ARTICLE III
                                   -----------

                               PURPOSES AND POWERS
                               -------------------

     This Corporation shall have unlimited power to engage in and do any lawful act concerning the transaction of all lawful business for which corporations may be organized under the Colorado Corporations Code.

                                   ARTICLE IV
                                   ----------

                                  CAPITAL STOCK
                                  -------------

     This aggregate number of shares which this Corporation shall have the authority to issue is 1,000,000 (one million) shares of common stock with no par value. Each share of stock shall have one vote at stockholders' meetings and may be voted either in person or by proxy.

                                    ARTICLE V
                                    ---------

                               PRE-EMPTIVE RIGHTS
                               ------------------

     The shareholders of this Corporation shall not have pre-emptive rights to purchase the shares of stock in this corporation that it may issue from time to time from either its treasury stock or the authorized but unissued capital stock.

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                                   ARTICLE VI
                                   ----------

                          PROVISIONS FOR REGULATION OF
                           THE CORPORATION'S BUSINESS
                           --------------------------

     Section 6.1 Meetings of Shareholders and Directors.
     ---------------------------------------------------
     Meetings of the Shareholders and Directors of this Corporation may be within or without the State of Colorado.

     Section 6.2  By-laws.
     ---------------------
     The initial code of by-laws of this Corporation shall be adopted by its Board of Directors. The sole and exclusive power to amend or repeal the by-laws shall be in the Board of Directors. The by-laws may contain any provisions for the regulation and management of this corporation which are consistent with the Colorado Corporations Code and these Articles of Incorporation.

                                   ARTICLE VII
                                   -----------

                                REGISTERED OFFICE
                              AND REGISTERED AGENT
                              --------------------

     The address of the initial registered office of the Corporation is:

               1720 South Bellaire, Suite 1100
               Denver, Colorado  80222

     The name of the initial registered agent of this Corporation at that address is:
               Harold S. Bloomenthal

                                  ARTICLE VIII
                                  ------------

                                    DIRECTORS
                                    ---------

     Section 8.1 Board of Directors.
     -------------------------------
     The affairs of the Corporation shall be governed by a board of not less than three directors nor more than seven, as established from time to time by the by-laws, and who shall be elected in accordance with the by-laws of the Corporation. The initial Board of Directors who shall manage the affairs of the Corporation until the first annual meeting of shareholders and until their successors are duly elected shall be three in number and shall be as follows:

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              Name                        Address
              ----                        -------
         John C. Ferguson           2811 South Poplar
                                    Casper, Wyoming  82601

         Nels W. Stalheim           1352 Third Avenue
                                    Salt Lake City, Utah  84103

         John W. Losse, Jr.         1032 Oak Hills Way
                                    Salt Lake City, Utah  84108

     Section 8.2 Indemnification of Directors and Officers.
     ------------------------------------------------------
     The Corporation shall indemnify any and all of its directors or officers or former directors or former officers or any person who may have served at its request as a director or officer of another corporation against expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding brought or threatened in which they, or any of them, are, or might be made, parties, or a party by reason of being, or having been directors or officers or a director or an officer of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

                                   ARTICLE IX
                                   ----------

                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Section 9.1 Quorum.
     -------------------

     The presence of shareholders representing at least one-third (1/3) of the total number of outstanding shares, either in person or by proxy, is required for a quorum.

     Section 9.2  Cumulative Voting.
     -------------------------------

     Cumulative voting of the shares of the stock in the election or removal of directors shall not be allowed.

     Section 9.3 Special Meetings.
     -----------------------------

     Special meetings of the shareholders of the corporation may be called by the President, the Board of Directors or the holders of not less than one-fourth (1/4) of all outstanding shares.

     Section 9.4 Voting Requirements.
     --------------------------------

     Any plan of merger or consolidation, sale or lease of assets requiring the approval of shareholders shall be deemed approved upon receiving the affirmative vote of a majority of the shares entitled to vote thereon.

                                    ARTICLE X
                                    ---------

                          INFORMATION ON INCORPORATORS
                          ----------------------------

     The name and addresses of the incorporators of this corporation are as follows:
                Name                               Address
                ----                               -------
         Harold S. Bloomenthal              1720 S. Bellaire,
                                            Suite 1100
                                            Denver, Colorado  80222

         Herrick K. Lidstone                1720 S. Bellaire,
                                            Suite 1100
                                            Denver, Colorado  80222

         Pamela L. Stalenger                1720 S. Bellaire,
                                            Suite 1100
                                            Denver, Colorado  80222


     IN WITNESS WHEREOF, the undersigned, being the incorporators of this Corporation, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 20th day of December, 1978.

                                                /s/ Harold S. Bloomenthal
                                                --------------------------------
                                                Harold S. Bloomenthal


                                                /s/ Herrick K. Lidstone
                                                --------------------------------
                                                Herrick K. Lidstone


                                                /s/ Pamela L. Stalenger
                                                --------------------------------
                                                Pamela L. Stalenger

STATE OF COLORADO                   )
                                    )  ss.
CITY AND COUNT OF DENVER            )

     I, Dorothy A. Olson, a Notary Public, hereby certify that on the 20th day of December, 1978, personally appeared before me Harold S. Bloomenthal, Herrick
K. Lidstone, and Pamela L. Stalenger who, being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     IN WITNESS  WHEREOF,  I have hereunto set my hand and seal this 20th day of
                                                                     ----
December, 1978.
--------

     My commission expires: September 22, 1977

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

                                                /s/ Dorothy A. Olson
                                                --------------------------------
                                                   Notary Public

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